UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2022

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2022, each of Susan Swenson, the Executive Chairperson of Faraday Future Intelligent Electric Inc. (the “Company”), Jordan Vogel, the Company’s Lead Independent Director, and Scott Vogel provided notice of their resignations as members of the Company’s Board of Directors (the “Board”) and from all other positions that they hold at the Company and its subsidiaries. Each of Ms. Swenson and Mr. Scott Vogel resigned effective immediately. Mr. Jordan Vogel’s resignation was effective on October 5, 2022 upon his receipt of a supplemental release from the Company and its subsidiaries, FF Global Partners LLC (“FFGP”), the executive committee members of FFGP and their controlled affiliates, and FFGP’s controlled affiliates (including FF Top Holding LLC) (collectively, the “Non-Director Parties”) as contemplated by the Mutual Release, dated as of September 23, 2022, by and among the Non-Director Parties and the directors of the Company and their controlled affiliates (a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2022).

Effective as of Ms. Swenson’s resignation as Executive Chairperson on October 3, 2022, Adam (Xin) He was appointed to serve as Interim (non-Executive) Chairman of the Board. The Company expects that the Board seated after the 2022 annual meeting of stockholders will select a permanent Chairperson of the Board.

Following the completion of the Special Committee investigation, the Company and certain of its directors and officers have received numerous e-mail communications from a group of self-described “employee whistleblowers” and from various individuals and entities who represented themselves as current investors of the Company. These communications have included various allegations (including, for example, that certain directors have conspired to push the Company into bankruptcy for their own personal gain) and requests for certain organizational and governance changes. The Company engaged an independent law firm to conduct a thorough independent external investigation with respect to these allegations. The independent investigation found that all such allegations have been without merit. In September 2022, certain members of the Board received threats of physical violence and death threats, which the Company has referred to appropriate law enforcement authorities, including state and local police, the Federal Bureau of Investigation, the SEC, the U.S. Department of Justice and relevant international authorities. Each of Ms. Swenson, Messrs. Jordan Vogel and Scott Vogel cited such threats and their fear that their continued association with the Company might heighten the risk to themselves and their respective families as the reasons for their resignations.

Following the resignation of Ms. Swenson, all Company management now report directly or indirectly to Dr. Carsten Breitfeld, the Global Chief Executive Officer of the Company, for a 21-day period beginning on October 4, 2022 while the Board continues to evaluate the appropriate management reporting lines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: October 6, 2022	By:	/s/ Becky Roof
	Name:	Becky Roof
	Title:	Interim Chief Financial Officer

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